SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2007

ARQULE, INC.
(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way
Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01   Other Events

Richard H. Woodrich, a consultant to ArQule, Inc. (the “Registrant”) has been serving as the Registrant’s Acting Chief Financial Officer and Treasurer since September 1, 2006. Mr. Woodrich also currently serves as the Registrant’s principal financial officer and principal accounting officer for financial reporting purposes. Pending formal action by the Board of Directors of the Registrant regarding a realignment of responsibilities of its finance department, Mr. Woodrich will continue in these roles until on or about August 31, 2007. Mr. Woodrich will continue, as needed, to provide consulting services to the Registrant after August 31, 2007.

During this interim period, Mr. Woodrich will report to Peter S. Lawrence, the Registrant’s Executive Vice President, Chief Business Officer, General Counsel and Secretary.  Upon the termination of Mr. Woodrich’s service as Acting Chief Financial Officer and Treasurer, the Registrant’s financial department will report directly to Mr. Lawrence.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
Executive Vice President, Chief Business
Officer, General Counsel and Secretary

June 5, 2007